UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 26, 2007

Buckeye Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Five TEK Park		18031
9999 Hamilton Blvd.		(Zip Code)
Breinigsville, Pennsylvania
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Certain of the following disclosure was inadvertently omitted by Buckeye Partners, L.P. (the “Partnership”) from the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 as required by the commentary to Section 303A.03 of the NYSE Listed Company Manual. Such disclosure is being provided herein at the request of the New York Stock Exchange. The Partnership has been verbally advised by the NYSE that by including the required disclosure in this Current Report on Form 8-K, the Partnership has cured this non-compliance with the commentary to Section 303A.03 of the NYSE Listed Company Manual. To the extent required, the Partnership will include the following disclosure in future annual reports.

Communication with the Board of Directors

A holder of the Partnership’s limited partner units or other interested party who wishes to communicate with the non-management directors of the general partner of the Partnership, Buckeye GP LLC, may do so by contacting Stephen C. Muther, Executive Vice President, Administration & Legal Affairs, at the address or phone number appearing on the front page of the Partnership’s Annual Report on Form 10-K. Communications will be relayed to the intended recipient of the board of directors except in instances where it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by the Audit Committee. Any communications withheld will nonetheless be recorded and available for any director who wishes to review it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President,
Administration & Legal Affairs

Dated: March 26, 2007